UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2008

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(818) 713-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The following is reported pursuant to paragraph (e) of Item 5.02:

Amendment of the Zenith National Insurance Corp. 2004 Restricted Stock Plan

On February 20, 2008, the Compensation Committee of the Board of Directors of the Registrant approved an increase of 370,000 shares of the Registrant’s common stock, $1 par value per share (“Common Stock”), to be available for award under the Third Amended and Restated Zenith National Insurance Corp. 2004 Restricted Stock Plan (the “Plan”) and recommended to the Board of Directors of the Registrant (the “Board”) that it authorize such increase.  On February 21, 2008, the Board authorized the increase and recommended that stockholders approve the increase.

At the Annual Meeting of Stockholders held on May 13, 2008, stockholders of the Registrant approved the increase of 370,000 shares available for award under the Plan.

The increase in the number of shares reserved for awards is reflected in the copy of the amended and restated plan (as amended and restated May 13, 2008) filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 8.01  Other Events

On May 13, 2008, Zenith National Insurance Corp., the Registrant, issued a press release announcing the declaration of a quarterly dividend in the amount of $0.50 per share of common stock.  A copy of the press release is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Zenith National Insurance Corp. 2004 Restricted Stock Plan (as amended and restated May 13, 2008)

99.1	Press Release of Zenith National Insurance Corp. dated May 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008	ZENITH NATIONAL INSURANCE CORP.
	By:	/s/ Michael E. Jansen
Name: Michael E. Jansen

Title: Executive Vice President
and General Counsel